FORM OF LETTER TO STOCKHOLDERS WHO ARE
RECORDHOLDERS

CONN’S, INC.

Common Stock, par value $0.01 per share

Offered Pursuant to Subscription Rights Distributed to Stockholders of
Conn’s, Inc.

November 8, 2010

Dear Stockholder:

This letter is being distributed by Conn’s, Inc. (the “Company”) to all holders of record of shares of its common stock, par value $0.01 per share (the “Common Stock”) at 5:00 p.m., Eastern Time, on November 1, 2010 (the “Record Date”), in connection with a distribution in a rights offering (the “Rights Offering”) of transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock. The Rights are described in the Company’s prospectus supplement dated November 8, 2010 (the “Prospectus Supplement”).

In the Rights Offering, the Company is offering an aggregate of approximately 9,259,390 shares of Common Stock, as described in the Prospectus Supplement.

The Rights will expire, if not validly exercised, at 5:00 p.m., Eastern Time, on November 23, 2010, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Date”).

As described in the accompanying Prospectus Supplement, you will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Time, on the Record Date.

Each Right entitles you to purchase shares of Common Stock at the cash price of $2.70 per share (the “Subscription Price”) and consists of a basic subscription privilege and an oversubscription privilege. The basic subscription privilege entitles you to purchase 0.41155 shares of Common Stock at the Subscription Price for each Right held. If you validly exercise your basic subscription privilege in full, the oversubscription privilege entitles you to purchase, at the Subscription Price, additional shares of Common Stock that are offered to but not purchased by other Rights holders pursuant to their basic subscription privileges. If oversubscription requests exceed shares available, you will receive a pro rata allocation of the available shares based on the number of shares you purchased under your basic subscription privilege.

“Pro rata” means to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to the exercise of its basic subscription privilege and Holder B purchased 200 shares pursuant to the exercise of its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privileges and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded up to the nearest whole share, 34) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares. If you are not allocated the full amount of shares for which you oversubscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those shares of the Company’s common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering.

You will not receive fractional shares of Common Stock as a result of your exercise of Rights pursuant to the Rights Offering. Instead, fractional shares of Common Stock will be rounded up to the nearest whole share with the Subscription Price adjusted accordingly. You may only exercise your subscription rights to purchase, at the Subscription Price, a whole number of shares of Common Stock, rounded up to the nearest whole number you are otherwise entitled to purchase. For example, if you owned 100 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, you would receive 100 Rights, which would entitle you to purchase 41.155 shares (42 rounded up to the nearest whole share) at the Subscription Price through the exercise of basic subscription privileges.

If the aggregate Subscription Price paid by you is insufficient to purchase the number of shares of Common Stock subscribed for, or if no number of shares of Common Stock to be purchased is specified, then you will be deemed to have exercised the Rights to purchase shares of Common Stock to the full extent of the payment tendered.

If the aggregate Subscription Price paid by you exceeds the amount necessary to fulfill the purchase of shares of Common Stock under your basic subscription privilege, then, unless you otherwise indicate, you will be deemed to have exercised your oversubscription privilege to the extent that the Subscription Price paid affords. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares of Common Stock for which you have indicated an intention to subscribe, then any remaining amount shall be returned to you by mail, without interest or deduction, as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

If you choose to exercise your Rights, the Subscription Agent will send you, no later than ten days after the Expiration Date, a confirmation showing (i) the number of shares of Common Stock purchased pursuant to your basic subscription privilege and, if applicable, your oversubscription privilege, (ii) the per share and total purchase price for all of the shares of Common Sock acquired by you, (iii) any excess to be refunded to you as a result of payment for shares of Common Stock pursuant to your oversubscription privilege that you are not acquiring, and (iv) any additional amount payable by you or any excess to be refunded to you.

The Common Stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “CONN.” The Rights are transferable, and are listed on NASDAQ under the symbol “CONNR.” The Rights will be evidenced by rights certificates (the “Subscription Rights Certificates”), which will be transferable until the close of business on the last NASDAQ trading day preceding the Expiration Date, at which time they will cease to have value for trading purposes. Resales of Rights by the Company’s affiliates have not been registered and are not permitted.

Enclosed are copies of the following documents:

1. Prospectus Supplement;

2. Prospectus dated April 28, 2009;

3. Subscription Rights Certificate;

4. Instructions as to Use of Subscription Rights Certificates (including a Notice of Guaranteed Delivery for Subscription Rights Certificates); and

5. A return envelope addressed to Computershare Trust Company, N.A., the Subscription Agent.

Your prompt action is requested. To validly exercise the Rights, you must complete properly and sign the Subscription Rights Certificate (or the Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures) and forward it, with payment in full of the Subscription Price for each share of Common Stock subscribed for, to the Subscription Agent, as indicated in the Prospectus Supplement in the Section entitled “The Rights Offering.” The Subscription Agent must receive the Subscription Rights Certificate or Notice of Guaranteed Delivery with payment in full of the Subscription Price prior to 5:00 p.m., Eastern Time, on the Expiration Date. FAILURE TO RETURN THE PROPERLY COMPLETED SUBSCRIPTION RIGHTS CERTIFICATE WITH THE CORRECT PAYMENT WILL RESULT IN YOUR NOT BEING ABLE TO EXERCISE YOUR RIGHTS. A Rights holder cannot revoke the exercise of its Rights except as specified in the Prospectus Supplement. Rights not validly exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Georgeson Inc., the Information Agent. The Information Agent’s telephone number is (866) 357-4029. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

Conn’s, Inc.

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